Exhibit 10(h)(1)


         ASSET PURCHASE AGREEMENT (this "Agreement") made as of March 18, 1997, by and between DOUGHTIE'S FOODS, INC., a Virginia corporation ("Seller"), BRUCE
R. BIDDLE and LEVIS E. COTHRAN, or their assigns ( "Buyer"), VERNON MULES, individually ("Mules"), and STEVE HOUFEK, individually ("Houfek").

                                 R E C I T A L S

         A. Seller desires to sell certain of its assets used in the manufacturing division of Seller's business for the production and sale of the Products set forth on the attached Exhibit A which is incorporated in and made a part of this Agreement (the "Products").

         B. Buyer desires to purchase said assets used in Seller's manufacturing division for the production and sale of the Products (the "Business") as more fully set forth in this Agreement.

         C. Mules and Houfek are entering into this Agreement for the sole purpose of contractually obligating themselves to the execution and delivery of the Noncompete Agreements described herein, which said Noncompete Agreements are an integral part of the transaction provided for in this Agreement.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants and agreements, and upon the terms, and subject to the conditions hereinafter set forth, the parties hereby agree as follows:


I.  PURCHASE OF ASSETS

                  1. Purchase and Sale. Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, at the Closing (as that term is defined in Section 4.1), all of Seller's right, title and interest in and to the assets listed on Schedule 1.1A (the assets being purchased hereunder from Seller are hereinafter sometimes collectively referred to as the "Purchased Assets"), free and clear of any and all options, pledges, mortgages, security interests, liens, charges, burdens and other encumbrances whatsoever. The Purchased Assets shall not include cash and cash equivalents, prepaid expenses, notes receivable, accounts receivable, rent receivable, and all other assets, properties, rights, claims and contracts set forth on Schedule 1.1B (hereinafter and hereinabove referred to as the "Excluded Assets"). Notwithstanding the foregoing, the transfer of title, delivery, and payment for Seller's inventory of finished goods, raw materials, seasonings, and packaging materials shall be as provided in Section 2.3 hereunder.

                  2. Non-Assumption and Assumption of Certain Obligations. Buyer shall not be obligated to hire any of Seller's employees nor assume or be obligated, except to the extent any applicable law imposes such obligation upon Buyer, to observe or perform any collective bargaining agreement, or recognize any bargaining representative of Seller's employees. Buyer shall not assume or be liable for the payment, performance or discharge of any of Seller's debts, contracts, agreements, liabilities, obligations, commitments, restrictions, disabilities or duties, whether direct or indirect, fixed, contingent or otherwise, except that Buyer shall assume the vendor and customer contracts and purchase orders related to the Purchased Assets, entered into by Seller prior to the date of the Closing in the ordinary course of Business, provided such vendor and customer contracts and purchase orders are set forth on Schedule 1.2 or have been entered into between the execution hereof and the Closing Date (hereinafter defined) and have been approved by Buyer, in writing, prior to Closing. Schedule
1.2 shall be updated on the Closing Date to show each vendor and customer contract and purchase order that Buyer will assume at Closing. Buyer's assumption of obligations hereunder shall be limited to those obligations which accrue on and after the Closing Date.


II.  PURCHASE PRICE; INVENTORY

                  1. Purchase Price. The Purchase Price for the Purchased Assets shall consist of the Base Price plus the Inventory Price, as defined below.

                  2. Base Price. The Base Price shall be Three Hundred Thousand Dollars ($300,000.00), payable as follows:

                  3. Fifty Thousand Dollars ($50,000.00) in cash (the Non-Refundable Deposit paid by Buyer in connection with the execution and delivery of the letter of intent for this transaction and governed by the provisions of Section 11.3 hereunder).

                  4. One Hundred Fifty Thousand Dollars ($150,000.00) in cash at Closing.

                  5. One Hundred Thousand Dollars ($100,000.00) payable one year from the date of Closing and evidenced by a promissory note from Buyer substantially in the form of Exhibit B attached hereto and made a part hereof (the "Promissory Note").

                  6.       Inventory.

                  7. Physical Inventory. At 5:00 P.M. on March ______, 1997 Seller shall cease/terminate the manufacture and processing of the Products. An inventory shall be taken on ____________, 1997, of all raw materials (meat and ingredients, the "Raw Materials") of the Business, all packaging materials (excluding labels, the "Packaging Materials") of the Business, and all finished goods and products (the "Finished Goods") of the Business (collectively, the "Inventory").

                  8. Inventory Price. For purposes of determining the "Inventory Price," all good and usable Raw Materials and Packaging Materials will be valued at the lower of cost or current market value as of the Closing Date; the salable Finished Goods will be valued at Seller's manufacturing division wholesale prices, as listed on Schedule 2.3, less 25%. The phrase "good and usable Raw Materials and Packaging Materials" means materials in quantities reasonably required for the conduct of the Business and sufficiently fresh for use in the production of the Products by Buyer following the Closing Date. The phrase "salable Finished Goods" means goods that are of sufficient quality and freshness for sale to Seller by Buyer following the Closing Date under the terms of the Product Supply Agreement attached hereto as Exhibit D. Raw Materials and Packaging Materials which are not good and usable, if any, and Finished Goods which are not salable, if any, shall be identified during the pre-Closing inventory and shall be retained by Seller.

                  9.       Payment and Delivery.

                           a.       The salable Finished Goods shall be paid for
in cash and delivered at Closing.

                           b.       The  good  and  usable  Packaging  Materials
shall be delivered at Closing and paid for by Buyer in cash in four consecutive equal monthly installments. The first payment for the Packaging Materials shall be due 30 days from the Closing Date, the second payment shall be due 30 days thereafter, and the remaining payments shall be due accordingly.

                           c.       The good and usable Raw  Materials  shall be
purchased by Buyer on an as-needed basis during a four-month period following the Closing Date. Payment for any Raw Materials items will be due in cash upon delivery of such items, and title to such items will transfer to Buyer upon payment and delivery. The balance of the Raw Materials, if any, remaining in the possession of Seller at the expiration of the four-month period shall be delivered immediately to Buyer, and payment therefor shall be due in full at that time.

                  10. Guaranty. Payment of any due and unpaid portion of the Promissory Note and the deferred payment obligations set forth in Paragraph 2.3.c will be personally guaranteed by Bruce R. Biddle and Levis E. Cothran, pursuant to a guaranty substantially in the form of Exhibit C, attached hereto and made a part hereof (the "Guaranty").

                  11. Allocation of Base Price. The Base Price for the Purchase Assets shall be allocated as follows:

                  12.      Machinery, Equipment, and Furniture          $

                  13.      Contracts, Customer and Supplier Lists,
                   Recipes and Formulas, Prepaid Expenses               $

                  14.      Noncompete Seller                            $   1.00

                  15.      Noncompete Mules                             $   1.00

                  16.      Noncompete Houfek                            $   1.00

III.     CLOSING

                  1. Date and Place of Closing. Subject to satisfaction or waiver of the conditions to the obligations of the parties, the purchase and sale of the Purchased Assets pursuant to this Agreement shall be consummated at a closing (the "Closing") to be held in the offices of McGuire, Woods, Battle & Boothe, L.L.P. in Norfolk, Virginia, or such other place as mutually agreed on by the parties, at 10:00 A.M. on March _____, 1997, or such other date as the parties may mutually agree upon (the "Closing Date"). Except as otherwise provided herein with respect to the Raw Materials, title to the Purchased Assets shall pass from Seller to Buyer at the Closing.

                  2.   Seller's   Obligations   at  Closing.   At  the  Closing,
concurrently with performance by Buyer of its obligations to be performed at the Closing, Seller shall:

                  3. Documents of Conveyance. Execute and deliver to Buyer, in form and substance acceptable to Buyer, (i) warranty bills of sale conveying to Buyer all tangible personal property and other tangible assets owned by it and included among the Purchased Assets, (ii) an assignment agreement, the form of which is attached hereto as Exhibit I (the "Assignment Agreement") conveying to Buyer all of Seller's claims, rights and benefits, to and under the vendor and customer contracts and purchase orders to be assumed by Buyer pursuant to
Section 1.2, (iii) all transferable licenses, permits, certificates, manufacturer equipment warranties, and authorizations pertaining to the Purchased Assets, and (iv) all other conveyances, bills of sale, assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement, and as shall be sufficient to vest in Buyer title to all of the Purchased Assets and all right, title and interest of Sellers thereto. If requested by Buyer, such documents shall be in a form suitable for recording.

                  4. Records. Deliver to Buyer all customer and supplier lists, sales contracts, sales lists, licenses, and business files and records, formulas, recipes, seasoning recipes, processing procedures, research and development records, and advertising materials relating to the Products. Buyer acknowledges that Bruce R. Biddle has previously obtained possession of the contracts set forth on Schedule 1.2 hereof.

                  5. Certificates and Opinions. Execute and deliver to Buyer the certificates referred to in Sections 8.3 and 8.4 and deliver to Buyer the opinion of counsel referred to in Section 8.8.

                  6. Supply Agreement. Execute and deliver the Product Supply Agreement between Seller and Buyer, the form of which is attached hereto as Exhibit D (the "Supply Agreement").

                  7.  License   Agreement.   Execute  and  deliver  the  License
Agreement between Seller and Buyer, the form of which is attached hereto as Exhibit E (the "License Agreement").

                  8. Noncompete Agreement. Execute and deliver the Noncompete Agreement between Seller and Buyer, the form of which is attached hereto as Exhibit F (the "Noncompete Agreement").

                  9. Lease Agreement. Execute and deliver the Lease Agreement between Seller and Buyer, the form of which is attached hereto as Exhibit G (the "Lease Agreement").

                  10. Assignment Agreement. Execute and deliver the Assignment Agreement between Buyer and Seller..

                  11. Other Action. Take all such other steps as may be necessary or appropriate to put Buyer in actual and complete ownership and possession of the Purchased Assets.

                  12. Buyer's Performance. At the Closing, concurrently with the performance by Seller of its obligations to be performed at the Closing, Buyer shall:

                  13. Purchase Price. Deliver to Seller the cash payments specified in Sections 2.2.b and 2.3.c(1).

                  14. Promissory Note. Execute and deliver to Seller the promissory note described in Section 2.2.c.

                  15. Supply Agreement. Execute and deliver to Seller the Supply Agreement.

                  16. Assumption Agreement. Execute and deliver to Seller an agreement to assume the vendor and customer contracts and purchase orders Buyer has agreed to assume pursuant to Section 1.2 (the "Assumption Agreement"), the form of which is attached hereto as Exhibit H.

                  17. Certificates and Opinions. Execute and deliver to Seller the certificates referred to in Sections 9.3 and 9.4 and deliver the opinions of counsel referred to in Section 9.7.

                  18. License Agreement. Execute and deliver to Seller the License Agreement.

                  19. Noncompete Agreement. Execute and deliver to Seller the Noncompete Agreement.

                  20. Lease Agreement. Execute and deliver to Seller the Lease Agreement.

                  21. Guaranty. Deliver to Seller the duly executed Guaranty.

                  22. Assignment Agreement. Execute and deliver the Assignment Agreement.

                  23. Further Action by Parties. In addition to the foregoing, the parties agree as follows:

                  24. Further Action by Seller. At any time and from time to time, at or after the Closing, upon request of Buyer, Seller shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required in order to vest in and confirm to Buyer full and complete title to and, possession of, and the right to use and enjoy, the Purchased Assets.

                  25. Further Action by Buyer. At any time and from time to time, at or after the Closing, upon request of Seller, Buyer shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts and assurances as may reasonably be required to complete the assumption by Buyer of its obligations assumed by Buyer pursuant to this Agreement including without limitation the Assumption Agreement.


IV.      REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

                  1. Due Organization and Qualification. Seller is a corporation duly organized, validly existing, qualified to do business, and in good standing under the laws of the Commonwealth of Virginia.

                  2. Corporate Power and Authority. The Board of Directors of Seller have duly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all requisite corporate action, and no further action or approval is required in order to permit Seller to consummate the transactions contemplated by this Agreement. Seller has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The making and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof will not (a) conflict with the Certificate or Articles of Incorporation or the Bylaws of Seller, (b) result in any breach or termination of, or constitute a default under, or constitute an event that with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance (hereinafter defined) upon any of the Purchased Assets, or create any rights of termination, cancellation, or acceleration in any person under any vendor or customer purchase order assumed by Buyer hereunder, or violate any order, writ, injunction or decree by which any of the Purchased Assets, or the Business may be bound or affected or under which any of the Purchased Assets, or the Business receive benefits, (c) result in the loss or adverse modification of any material license, permit or other authorization granted to or otherwise held by Seller and related to the Purchased Assets, or the Business, (d) violate any provision of any law, ordinance, regulation, rule, requirement or order to which Seller, the Purchased Assets, or the Business, are subject, except for violations that, in the aggregate, would not have a material adverse affect upon the business, operations, condition (financial or otherwise), results of operations, value or prospects of the Purchased Assets, or the Business, (a "Material Adverse Effect").

                  3. Title. Seller has and upon conveyance, transfer and assignment of the Purchased Assets to Buyer by Seller at the Closing and as provided in Section 2.3, Buyer will acquire and hold, good and marketable title in fee simple to all of the Purchased Assets, in each case, free and clear of any and all options, rights, pledges, mortgages, security interests, liens, charges, burdens, servitudes and other encumbrances whatsoever (herein sometimes collectively referred to as "Encumbrances"). Neither Seller, any affiliate or subsidiary of Seller owns or holds under lease any assets of any kind, character or description that are utilized in a material way to the Business or the Purchased Assets and are not being conveyed hereunder, except as set forth on
Schedule 4.3.

                  4. Inventory. The Seller's Inventory to be conveyed hereunder consists of current items of a quality and quantity that are usable or marketable in the ordinary course of the Business, and items not so usable or marketable in the Business have been written down in value to estimated net realizable market values. Since March 1, 1997 the Inventory has been maintained at a level consistent with the operation of the Business in its normal course, and no change has occurred in such Inventory that materially adversely affects or will materially adversely affect its usability or salability. Orders for inventory items have not been given for amounts materially in excess of the amounts necessary to maintain the Inventory of Seller for the Business at normal levels based on past practice.

         Notwithstanding the foregoing, Buyer acknowledges and agrees that, from the date of the execution of this Agreement until Closing, Seller intends only with Buyer's permission to be rendered on a weekly basis, to reduce Inventory below historically normal levels based on past practice. Seller agrees to keep Buyer informed of its running estimate as to the expected levels of the Inventory at Closing. In addition, Seller will cooperate with and assist Buyer during the pre-Closing period to prepare for Buyer's production of the Products as soon as practicable after Closing, provided that such assistance shall not require additional out-of-pocket expenses. In the event that Closing does not occur, (i) Buyer agrees that it will promptly return to Seller and keep confidential all formulas, recipes, and materials provided by Seller and (ii) Seller agrees to purchase all Products that Buyer may have produced, provided said Products are of reasonable quality and were produced according to the formulas and recipes provided to Buyer by Seller, the price for same to be calculated in accordance with the valuation method of Seller's compensable product items under the provisions of Section 2.3.

                  5. Purchased Assets. Schedule 1.1A includes an accurate and complete listing of all tangible personal property and other tangible and intangible assets owned or leased by Seller and used primarily in the Business, other than Excluded Assets, Inventory and other similar assets used or consumed in the ordinary course of business between the date hereof and the Closing Date. All equipment and machinery included among the Purchased Assets are sold "as is." Seller enjoys peaceful possession of the Purchased Assets. In making the foregoing representation and warranty, Seller is relying in part on the accuracy of Schedule 1.1A(1), which was prepared by Bruce R. Biddle pursuant to his physical inventory of the applicable machinery and equipment.

                  6. Contracts. Schedule 4.6 sets forth a brief description of all material contracts, consulting agreements, contract packaging agreements, private label agreements, employment agreements, other agreements, leases, arrangements and commitments (whether oral or written) to which Seller is a party and by which any of the Purchased Assets, or the Business are affected or are bound, except vendor and customer contracts and purchase orders assumed by Buyer under this Agreement and set forth on Schedule 1.2.

                  7. Contract Defaults. To the best of Seller's knowledge, no other party thereto is in default in any material respect under any of the contracts, agreements, leases, arrangements and commitments listed on Schedule
4.6 or the contracts described in Section 1.2 to be assigned to and assumed by Buyer. To the best of Seller's knowledge, (a) there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute such a material default; (b) such contracts, agreements, leases, arrangements, and commitments are legal, valid, and binding obligations of the respective parties thereto in accordance with their terms and, except to the extent reflected in Schedules 4.6 and 1.2, have not been amended; and (c) no defenses, offsets, or counterclaims thereto have been asserted, or to the best knowledge of Seller, may validly be made, by any party thereto other than Seller.

                  8. Litigation. Schedule 4.8 sets forth all actions, suits, proceedings, investigations, or grievances pending against Seller to the best knowledge of Seller, threatened against Seller, and affecting the Purchased Assets, or the Business, or involving products manufactured by Seller in its manufacturing division, at law, in equity or in admiralty, before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (hereinafter sometimes collectively referred to as "Agencies"). None of the actions, suits, proceedings or investigations listed on Schedule 4.8, either (a) has resulted in, or would, if adversely determined, result in, a Material Adverse Effect, or (b) has affected, affects or would, if adversely determined, affect the right or ability of Seller to carry on the Business substantially as now conducted. To Seller's knowledge, Seller is neither subject to nor in default of any continuing court or Agency order, writ, injunction or decree, applicable to the Purchased Assets or the Business.

                  9. Compliance with Laws. Except as listed on Schedule 4.9A., to the best of Seller's knowledge, (a) each of Seller, the Purchased Assets, and the premises to be leased by Buyer pursuant to the Lease Agreement has complied with and is in compliance with, all federal, state, county, and municipal laws, ordinances, regulations, rules, requirements and orders applicable to the Purchased Assets, the Business, the premises to be leased by Buyer, or operation of the Business, the breach or violation of which could have a Material Adverse Effect, (b) Seller has filed with the proper authorities all statements and reports required by all laws, ordinances, regulations, rules, licensing and other requirements and orders to which the Purchased Assets or the Business is subject the failure to file which could have a Material Adverse Effect, and none of such statements and reports contains untrue statements of material fact or omits any statement of material fact necessary to make such statements and reports not misleading, and (c) Seller has obtained and maintained all licenses, permits and governmental authorizations necessary for the present ownership and use of the Purchased Assets and for the conduct of the Business in the manner in which and in the jurisdictions and places where the Business is now conducted, the failure to have which could have a Material Adverse Effect. Seller has not received written notice of any violation of, or any pending investigation under, any of such laws, ordinances, regulations, rules, licensing and other requirements and orders during the last three (3) years related to the Business.
Schedule 4.9B correctly lists all material licenses, permits, certificates, approvals, memberships and authorizations, and all registrations and applications pending before any agency or authority for the issuance of any licenses, permits, certificates, approvals, memberships or authorizations or the renewal thereof related to the Business. Seller has no franchises relating to its Business, and none are presently required for the conduct thereof.

                  10. Attachments and Other Proceedings. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws contemplated or filed by Seller or pending against Seller.

                  11. Taxes. Seller has duly filed, or has duly obtained effective extensions for filing, all U.S. federal, foreign, state, county, local and other excise, franchise, property, payroll, income, profits, capital stock, sales and use, and other tax returns which are required to be filed, and all such returns are true and correct in all material respects. Seller has paid, collected or withheld and remitted to the appropriate governmental agency all taxes which have become due or have been assessed against it and all taxes, penalties and interest which any taxing authority has proposed or asserted to be due and owing. All tax liabilities to which the Purchased Assets have been subjected have been discharged and there are no liens for taxes on the Purchased Assets except for property taxes assessed but not yet payable or as described in
Schedule 4.11. Except as described in Schedule 4.11, there are no tax deficiencies or claims presently being asserted, or, to the best of Seller's knowledge, threatened, against Seller and Seller has no knowledge of any basis for such claims or deficiencies. Seller has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted.

                  12. Consents. Except as set forth on Schedule 4.12, no consent, approval, authorization or order of any court, Agency or any other person is required under any law, ordinance, regulation, rule, requirement, order, writ, judgment, decree, contract, agreement, lease, commitment, charter or bylaw applicable to or binding upon Seller in order to permit Seller to consummate the transactions contemplated by this Agreement and to perform its obligations hereunder and under the Supply Agreement, and the License Agreement.

                  13. Patents, Trademarks, Etc. Seller neither has contracted for, nor has licenses or agreements to use any trade secrets, know-how, processes, formulae, royalties, inventions, discoveries, improvements, proprietary or technical information, proprietary rights, joint venture or joint operating interests, copyrights, patents, trade names, trademarks, service marks and applications for copyright, patent, trade name, trademark and service mark registration (hereinafter sometimes collectively referred to as "Intangible Rights") for use at, or in connection with, the operation of the Business except for its rights to the "Doughtie's" trade name and mark, and the Intangible Rights among the Purchased Assets. None of the Purchased Assets or activities or operations of the Business infringe or involve or have resulted within three years prior to the date hereof in (a) the infringement of, or (b) any claim of infringement of, any Intangible Right of any other person, firm or corporation; and no proceedings have been instituted, are pending, or are threatened, that challenge the rights of Seller in respect thereof. To the best knowledge of Seller, the "Doughtie's" tradename is not being infringed by the products, activities, operations, patents, trade names, trademarks, service marks or copyrights of any other person or persons and is not subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof.

                  14. Product Warranties. No shipment or other delivery of Products made or to be made by Seller on or prior to the Closing Date was or as of the Closing Date will be, and no food or food ingredients in the Inventory on the Closing Date will be as of the Closing Date: (i) adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended; (ii) an article which may not under the provisions of ss. 404 or ss. 505 of such Act be introduced into interstate commerce; or (iii) adulterated or misbranded within the meaning of any pure food laws or ordinances of any state or city to which such articles are shipped or to be shipped. All such Inventory will meet the Seller's reasonable standards of quality and sanitation and all requirements of the laws and regulations enforced by the United States Department of Agriculture. All products processed as of the Closing Date shall be labeled in accordance with the requirements of the National Labeling and Education Act.

                  15. Brokerage Commissions. There are no claims for, or rights to, brokerage commissions or agent's or finder's fees resulting from any action taken by Seller in connection with the transactions contemplated by this Agreement.

                  16.  Hart-Scott-Rodino.   Neither  Seller  nor  any  "ultimate
parent" of Seller have sales or assets of $100,000,000.00 or more.

                  17. No Affiliates. Seller has no affiliates or affiliated business entities that have a material effect on the Business or the Purchased Assets except those set forth on Schedule 4.17.

                  18. Full Disclosure. No representation or warranty of Seller made in this Agreement, nor any written statement, schedule or certificate heretofore furnished to Buyer by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain any untrue statement of a material fact, or omits, or will omit to state a material fact necessary to make the statement or facts contained herein or therein not misleading. Seller has not withheld and will not withhold from Buyer knowledge of any events, conditions or facts, of which Seller has knowledge, that could have a Material Adverse Effect.


V.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

         It is the intent of Bruce R. Biddle and Levis E. Cothran to assign their rights under this Agreement to a yet-to-be-formed a corporation. To the extent that the following representations, warranties, and covenants apply to such corporate entity, they contemplate that such corporation will have been formed and will be the Buyer at Closing. Buyer represents, warrants and covenants to Seller that:

                  1. Due Organization and Qualification. At Closing, Buyer shall be a corporation duly organized, validly existing, in good standing and qualified to do business under the laws of the Commonwealth of Virginia.

                  2. Corporate Power and Authority. Before Closing, the Board of Directors of Buyer shall have duly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder shall have been duly authorized by all requisite corporate action, and no further action or approval shall be required in order to permit Buyer to consummate the transactions contemplated by this Agreement. Buyer shall have full power, authority and legal right to assume the obligations of this Agreement and to consummate the transactions contemplated hereby. The assumption and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof will not (a) conflict with the Articles of Incorporation or the Bylaws of Buyer or (b) violate any provision of any law, ordinance, regulation, rule, requirement, order, writ, judgment, decree, contract, agreement, lease, arrangement or commitment to which Buyer is subject or is a party that, individually or in the aggregate, would have a Material Adverse Effect upon the ability of Buyer to perform its obligations hereunder and under the Supply Agreement or the License Agreement.

                  3. Actions, Suits, Etc.. There are no actions, suits, proceedings or investigations pending, or to the knowledge of Buyer, threatened against or affecting Buyer at law or in equity or before any federal, state, municipal or other instrumentality in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the purchase and sale of the Purchased Assets or the other transactions contemplated hereby. Moreover, Buyer is, to the best knowledge of Buyer, not in default with respect to any order, writ, injunction or decree of any court, or Agency with respect to the consummation of the purchase and sale of the Purchased Assets or the other transactions contemplated hereby.

                  4. Consents. No consent, approval, authorization or order of any court, Agency or any other person is required under any law, ordinance, regulation, rule, requirement, order, writ, judgment, decree, contract, agreement, lease, commitment, charter or bylaw applicable to or binding upon Buyer in order to permit Buyer to consummate the transactions contemplated by this Agreement and to perform its obligations hereunder and under the Supply Agreement or the License Agreement.

                  5. Brokerage Commissions. There are no claims for, or rights to, brokerage commissions or agent's or finder's fees resulting from any action taken by Buyer in connection with the transactions contemplated by this Agreement.

                  6. Hart-Scott-Rodino. Neither Buyer nor any "ultimate parent" of Buyer have sales or assets of $100,000,000.00 or more.

                  7. Sophisticated Purchaser. The transactions contemplated in this Agreement are for the Buyer's own account for the purposes of operating the Business as a going concern and not with a view towards resale or distribution. The Buyer acknowledges that, in reliance on the foregoing, the transactions contemplated hereby have not been registered under any federal or state securities laws.


VI.      COVENANTS OF SELLER

                  1. Negative Covenants Regarding Conduct of Business. Except as may be otherwise expressly provided herein, from and after the date of this Agreement and until the Closing Date, with respect to the Purchased Assets and the Business, without the consent of Buyer, Seller covenants and agrees that it will not in respect of the Business or the Purchased Assets:

                  2. Creation of Obligations. Incur any obligation or liability, absolute or contingent, except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with past practice.

                  3.  Encumbrances.   Execute,   grant,  create  or  suffer  any
Encumbrance upon the Purchased Assets.

                  4. Disposition of Assets. Effect any sale, transfer, Encumbrance or other disposition of assets and properties that would otherwise be included in the Purchased Assets, except for sales of Inventories in the ordinary course of business, except for machinery, equipment, furniture and fixtures replaced with items of equivalent or greater value, and except for supplies and other similar assets used or consumed in the ordinary course of business.

                  5. Contracts, Licenses, Etc. Amend, modify, assign, transfer, grant or terminate any contract, agreement, lease, arrangement or commitment listed in Schedule 4.6. and Schedule 1.2.

                  6. Rights. Waive, modify or release any rights of material value to the Business or the Purchased Assets.

                  7. Affirmative Covenants Regarding Conduct of Business. From and after the date of this Agreement and until the Closing Date, Seller covenants and agrees that it will:

                  8. Ordinary Course of Business. Carry on the operations of Business only in the usual, regular and ordinary course consistent with good business practices and with prior practices.

                  9. Maintenance of Relationships. Use its best efforts to maintain and preserve the Business and to maintain its present relationships with customers, suppliers and others having business dealings with the Business.

                  10. Maintenance of the Purchased Assets. Maintain the Purchased Assets in good operating repair and condition and maintain the level of Inventories in accordance with past practices, except as otherwise provided in this Agreement.

                  11. Payment of Obligations in Ordinary Course. Pay and discharge all costs and expenses of carrying on the operations of the Business and of maintaining and operating the Purchased Assets as they become due and pay and discharge any such costs and expenses that at the date hereof are past due, unless contested in good faith.

                  12. Representations and Warranties. Use its best efforts to prevent the occurrence of any change or event that would prevent any of the representations and warranties of Seller contained herein from being true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties (in the exact language contained in this Agreement with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specific dates) had been made at and as of the Closing Date.

                  13. Maintenance of Records. Maintain its books, accounts, and records relating to the Business and the Purchased Assets in the usual, regular and customary manner on a basis consistently applied.

                  14. Access to and Updating of Information. During reasonable business hours, afford to the officers, attorneys, accountants, and other authorized representatives of Buyer, free and full access to the Purchased Assets and the Business, in order that Buyer may have full opportunity to make a reasonable investigation with respect to the Purchased Assets, the Business, the contracts, leases, arrangements and commitments listed in Schedule 4.6 hereto, the books and records of the Business and their operations, including, without limitation, fixed asset records, sales records relating to the customers of the Business, purchase records, and inventory records. Seller will furnish to Buyer all such further information concerning the Purchased Assets and the Business as Buyer may reasonably request. Seller will update by amendment or supplement each of the Schedules referred to herein and any other disclosures made in writing to Buyer forthwith upon any material change in the information set forth in said Schedules or other disclosure, and Seller represents and warrants that such Schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete in all material respects as of the date or dates of such amendments or supplements; provided, however, that the inclusion of any information in any such amendment or supplement, not included in the original Schedule at or prior to the date of this Agreement, shall not limit or impair any rights that Buyer might otherwise have respecting the representations or warranties of Seller contained in this Agreement.


VII.     AGREEMENTS OF SELLER AND BUYER

                  1. Public Disclosures. Seller and Buyer shall cooperate with each other and give each other advance notice in respect of any public announcements or disclosures pertaining to the transaction described herein. Buyer shall draft the form of public announcement or disclosure pertaining to this transaction which shall be approved by Seller prior to release. Notwithstanding the foregoing, nothing in the Section will preclude either party from making any disclosures required by law or regulation or necessary and proper in conjunction with the compliance with all applicable federal and state securities laws and the filing of any tax return or other document required to be filed with any federal, state, or local governmental body, authority, or agency.

                  2. Promotion/Damaged Goods Allowances. In the event that customers of the Business bill Buyer or make deductions against Buyer's otherwise valid invoices for promotional pricing allowances or damaged goods applicable to sales of Products produced or sold by Seller, which said bill-backs or deductions shall be the liability of Seller, Buyer will promptly forward such bill to Seller and Seller will, in turn, promptly pay all such bills or compensate Buyer for any bill-back or deduction made by such customer and Seller shall resolve directly any dispute over such bill-back or deduction directly with its customer.

                  3. Return of Inventories and Damaged Goods. From and after the Closing Date, Buyer shall settle in good faith any claims for returns or damaged goods relating to Products shipped prior to the Closing Date and made by customers of the Business to Buyer on or after the Closing Date. Seller shall reimburse Buyer for all costs incurred by Buyer as a result of such returned Products. Buyer's costs shall include the invoice price for any Products shipped to a customer in place and stead of the returned Product, plus any reasonable and customary transportation and handling costs incurred by Buyer.

                  4. Consumer Claims and Complaints. The parties shall cooperate and assist each other to assure the expeditious handling of customer claims and complaints. All customer claims and complaints made with respect to Products sold by Seller prior to the Closing Date or Products acquired by Buyer from Seller at the Closing shall be the responsibility of the Seller.

                  5. Due Diligence Investigation. Buyer may, prior to the Closing Date, make or cause to be made such investigation of the Business and properties of the Business and of its financial and legal condition as Buyer deems necessary or advisable. Seller will permit Buyer and its authorized agents or representatives, including its independent accountants, to have full access to the properties, books, and records of the Business at reasonable hours to review information and documentation relative to the properties, books, contracts, commitments, and other records of the Business and Assets. If for any reason the transactions contemplated by this Agreement are not consummated, Buyer and its representatives will promptly return to Seller all materials and documents provided by Seller and all copies thereof, and will hold in confidence all confidential information obtained from Seller, its officers, agents, representatives, or employees.

                  6. Assignment to Incorporated Entity. It is the intent of Bruce R. Biddle and Levis E. Cothran to form prior to Closing a Virginia corporation to be known as Coddle Roasted Meats, Inc., or such other name as designated by them (the "Corporation"), and to assign their rights and obligations under this Agreement and the Transaction Documents (except for the Guaranty) to the Corporation to buy and hold the Purchased Assets in the name of the Corporation. Upon the due and proper formation of the Corporation in accordance with law, Seller hereby consents to such assignment and upon due and proper execution of resolutions of the Corporation in form reasonably approved by Seller, Seller will release Bruce R. Biddle and Levis E. Cothran from any individual liability to Seller under this Agreement and the other Transaction Documents (except for the Guaranty), provided that nothing herein shall affect Seller's rights to retain the Nonrefundable Deposit as provided in Section 11.3.


VIII.    CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement are subject to the satisfaction, or the written waiver thereof by Buyer, of the following conditions on or prior to the Closing Date:

                  1. Representations and Warranties of Seller. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date, except to the extent that changes shall have been approved in writing by Buyer.

                  2. Covenants of Seller. All of the covenants and agreements herein on the part of Seller to be complied with or performed on or before the Closing Date, shall have been fully complied with and performed.

                  3. Seller's Certificates. There shall be delivered to Buyer a certificate dated as of the Closing Date and signed by Seller to the effect set forth in Sections 8.1 and 8.2 as they relate to Seller, which certificate shall have the effect of a representation and warranty made by Seller on and as of the Closing Date.

                  4. Certificates of Authorities; Corporate Authorization. Seller shall have furnished to Buyer (a) a certificate of the State Corporation Commission dated as of a date not more than twenty days prior to the Closing Date, attesting to the organization and good standing of Seller, and (b) a copy, certified by the Secretary or Assistant Secretary of Seller, of resolutions or minutes duly adopted by the Board of Directors of Seller duly authorizing this Agreement, the Supply Agreement, and the transactions contemplated hereby.

                  5. No Material Adverse Changes. There shall not have occurred any change in the Business, or the Purchased Assets that could have a Material Adverse Effect, and Seller shall not have suffered any loss (whether or not insured) by reason of physical damage caused by fire, earthquake, flood, wind, accident or other calamity, or by reason of any taking by eminent domain or condemnation, which could have a Material Adverse Effect.

                  6. Litigation. At the Closing Date, there shall not be pending or threatened any litigation in any court or any proceeding before any Agency
(a) in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the purchase and sale of the Purchased Assets or the other transactions contemplated hereby, (b) that could, if adversely determined, result in a Material Adverse Effect, (c) that could, if adversely determined, affect the right or ability to carry on the Business as now conducted, or (d) as a result of which, in the reasonable judgment of Buyer, Buyer could be deprived of the material benefits of its ownership of the Purchased Assets.

                  7. Satisfactory to Buyer's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related matters shall have been satisfactory to Payne, Gates, Farthing & Radd, P.C., counsel for Buyer.

                  8. Opinion of Seller's Counsel. Buyer shall have received an opinion of McGuire, Woods, Battle, and Boothe, L.L.P., counsel for Seller, dated the Closing Date, to the effect that: (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, (b) each of Seller, Mules, and Houfek has full power, authority and legal right to enter into this Agreement, the License Agreement, the Lease Agreement, the Supply Agreement, the Guaranty, the Noncompete Agreements, the Assignment Agreement, and the Assumption Agreement (collectively, the "Transaction Documents") to which it or he is a party and to consummate the transactions contemplated hereby and thereby; (c) all corporate actions required to be taken by Seller to approve the "Transaction Documents" to which it is a party, and the transactions contemplated hereby and thereby and to authorize execution and delivery of the Transaction Documents to which it is a party and the performance by Seller of its obligations hereunder and thereunder, have been duly and properly taken, and no further action or approval is required in order to permit Seller to consummate the transactions contemplated by the Transaction Documents; (d) the Transaction Documents have been duly executed and delivered by Seller, Mules, and Houfek, as applicable, and constitute legal, valid and binding obligations of Seller, Mules, and Houfek, as applicable, enforceable in accordance with their terms (subject to the availability of the discretionary remedy of specific performance and, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect but excluding any presently pending proceedings and the exercise by a court of its general powers of equity); (e) the instruments of transfer of the Purchased Assets from Seller to Buyer have been duly authorized, executed and delivered, and are legal, valid and binding instruments enforceable in accordance with their terms (subject to the availability of the discretionary remedy of specific performance and, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect but excluding any presently pending proceedings and the exercise by a court of its general powers of equity); (f) the execution and delivery of the Transaction Documents by Seller, Mules, and Houfek and the performance by each of them of their obligations thereunder do not constitute a violation of or a default under Seller's certificate or articles of incorporation or bylaws, or any writs, orders, judgments or decrees by which it is bound and of which counsel has actual knowledge; and (g) such counsel has no knowledge of any action, suit, proceeding or investigation that would be required by the terms of Section 4.8 to be listed in Schedule 4.8 that is not listed in Schedule 4.8. In the event of any dispute between the parties arising from the Transaction Documents or the transactions contemplated therein, counsel to Seller shall not be disqualified from representing the Seller, Mules or Houfek in any dispute resolution proceeding by virtue of having rendered the referenced opinion letter.

                  9. Transaction Documents. Seller shall have executed and delivered to Buyer each of the Transaction Documents.

                  10. Individual Noncompete Agreements. Each of Vernon Mules and Steve Houfek shall have executed and delivered to Buyer a Noncompete Agreement in the form attached hereto as Exhibits F-1 and F-2.

                  11. Release of Encumbrances. All Encumbrances on the Purchased Assets (other than any imposed or permitted by lenders to Buyer) shall have been released.

                  12. Due Diligence Investigation. The results of any due diligence investigations by Buyer of the Business and the Purchased Assets shall be satisfactory to Buyer in its reasonable discretion.

                  13. Financing. Buyer's financiers shall have approved all necessary documents and given their respective authorization to close and advance the funding.

                  14. Union Matters. Buyer shall be satisfied that there are no material unresolved disputes or issues between Seller and the union representing Seller's employees in connection with effecting the transactions contemplated by this Agreement.


IX.      CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are subject to the satisfaction, or the written waiver thereof by Seller, of the following conditions on or prior to the Closing Date:

                  1. Representations and Warranties of Buyer. All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date, except to the extent that changes shall have been approved in writing by Seller.

                  2. Covenants of Buyer. All of the covenants and agreements herein on the part of the Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

                  3. Buyer's Certificates. There shall be delivered to Seller a certificate dated as of the Closing Date and signed by the President of Buyer to the effect set forth in Sections 9.1 and 9.2 as they relate to Buyer, which certificate shall have the effect of a representation and warranty made by Buyer on and as of the Closing Date.

                  4. Certificates of Authorities. Buyer shall have furnished to Seller (a) a certificate of the State Corporation Commission dated as of not more than twenty days prior to the Closing Date, attesting to the organization and good standing of Buyer, and (b) a copy, certified by the Secretary or an Assistant Secretary of Buyer, of resolutions duly adopted by the Board of Directors of Buyer duly authorizing this Agreement, the Supply Agreement and the transactions contemplated hereby and thereby.

                  5. Injunctions. At the Closing Date, there shall not be in effect any injunctions or restraining orders restraining or prohibiting the consummation of the purchase and sale of the Purchased Assets or the other transactions contemplated hereby.

                  6. Satisfactory to Seller's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to McGuire, Woods, Battle & Boothe, L.L.P.

                  7. Opinion of Counsel to Buyer. Seller shall have received an opinion from Payne, Gates, Farthing & Radd, P.C., counsel for Buyer, Bruce R. Biddle ("Biddle"), and Levis E. Cothran ("Cothran"), dated the Closing Date, to the effect that (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; (b) Buyer has full power, authority and legal right to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby; (c) the execution and delivery of the Transaction Documents, and the performance by Buyer of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action, and no further action or approval is required in order to permit Buyer to consummate the transactions contemplated by the Transaction Documents; (d) the Transaction Documents have been duly executed by Buyer and constitute valid and binding obligations of Buyer, and the Guaranty has been duly executed by Bruce R. Biddle and Levis E. Cothran, and the Transaction Documents and the Guaranty are enforceable in accordance with their terms (subject to the availability of the discretionary remedy of specific performance and, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect but excluding any presently pending proceedings and the exercise by a court of its general powers of equity); and (e) the execution and delivery of the Transaction Documents by Buyer and the performance by Buyer of its obligations thereunder do not constitute a violation of or a default under their respective certificates or articles of incorporation or bylaws, or any writs, orders, judgments or decrees by which it is bound and of which counsel has actual knowledge. In the event of any dispute between the parties arising from the Transaction Documents or the transactions contemplated therein, counsel to Buyer shall not be disqualified from representing Buyer, Biddle or Cothran in any dispute resolution proceeding by virtue of having rendered the referenced opinion letter.

                  8. Transaction Documents. Buyer shall have executed and delivered to Seller each of the Transaction Documents.

                  9. Guaranty. Bruce R. Biddle and Levis E. Cothran shall have executed and delivered to Seller the Guaranty.

                  10. Financing. Buyer's financiers shall have approved all necessary documents and given their respective authorization to close and advance the funding.

                  11. Union Matters. Seller shall be satisfied, in its sole discretion, that there are no material unresolved disputes or issues between Seller and the union representing Seller's employees in connection with effecting the transactions contemplated by this Agreement.


X.       INDEMNIFICATION

                  1. Buyer's Losses. Seller agrees to indemnify Buyer and save and hold it harmless from, against and in respect of any and all damages (including, without limitation, amounts paid in settlement with Seller's consent), losses, obligations, liabilities, liens, deficiencies, costs and expenses, including, without limitation, reasonable attorney's fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish Buyer's right to indemnification hereunder (herein referred to collectively as the "Buyer's Losses") suffered, sustained, incurred or required to be paid by Buyer by reason of (a) the failure by Seller to comply with applicable laws relating to bulk transfers, including, without limitation, the provisions of the Uniform Commercial Code of the Commonwealth of Virginia;
(b) any representation or warranty made by Seller in or pursuant to this Agreement or the other Transaction Documents being untrue or incorrect in any respect; (c) any failure by Seller, Mules, or Houfek to observe or perform its covenants and agreements set forth in this Agreement or the other Transaction Documents; (d) any liability for product warranties or defective products arising from sales of finished goods manufactured and sold by Seller prior to the Closing Date; (e) any failure by Seller to perform its obligations in connection with any of its Employee Benefit Plans as defined in Section 3(3) of ERISA; or (f) any failure by Seller to satisfy and discharge any other debt, contract, agreement, liability, obligation, commitment, restriction, disability or duty, whether direct or indirect, fixed, contingent or otherwise, not expressly assumed by Buyer pursuant to this Agreement and the Assumption Agreement.

                  2. Sellers' Losses. Buyer agrees to indemnify Seller and save and hold it harmless from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with Buyer's consent), losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish Seller's right to indemnification hereunder (herein referred to collectively as "Seller's Losses") suffered, sustained, incurred or required to be paid by Seller by reason of (a) any representation or warranty made by Buyer in or pursuant to this Agreement or the other Transaction Documents being untrue or incorrect in any respect, (b) any failure by Buyer to observe or perform its covenants and agreements set forth in this Agreement or the other Transaction Documents, or any failure by Biddle or Cothran to perform his covenants and agreements in the Guaranty, (c) any liability for product warranties or defective products arising from sales of finished goods manufactured or sold by Buyer after the Closing Date, or (d) any failure by Buyer to satisfy and discharge any liability or obligation expressly assumed by Buyer pursuant to this Agreement and the Assumption Agreement.

                  3.   Notice   of   Loss;   Indemnified   Party's   Negligence.
Notwithstanding anything herein contained, the Indemnifying Party (as hereinafter defined in Section 10.4) shall not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach that is asserted has been given to the Indemnifying Party and, in addition, if such matter arises out of a suit, action, investigation or proceeding, such notice is given promptly after the Indemnified Party (as hereinafter defined in Section 10.4) shall have been given notice of the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Article X, except to the extent the Indemnified Party is actually prejudiced by such failure to give notice. With respect to Buyer's Losses (as defined below), Seller shall be the Indemnifying Party and Buyer shall be the Indemnified Party. With respect to Seller's Losses, Buyer shall be the Indemnifying Party and Seller shall be the Indemnified Party. An Indemnified Party's failure to investigate or lack of due diligence occurring for any reason whatsoever, shall not (a) constitute a defense to any action or proceeding brought by the Indemnified Party to enforce his or its rights under this Article X, (b) excuse performance by the Indemnifying Party of its obligations under this Article X, or (c) entitle the Indemnifying Party to any right of setoff or counterclaim against amounts owed under this Article X.

                  4. Right to Defend. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled promptly to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume the defense of the matter. If the Indemnifying Party fails to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof. However, if the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

                  5. Cooperation. Seller and Buyer, and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim.


XI.      TERMINATION

                  1. Termination. This Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

                  2. Mutual Consent. By the mutual consent in writing of Buyer and Seller.

                  3. By Buyer. By Buyer in writing if any of the conditions to the obligations of Buyer contained herein shall not have been satisfied or, if unsatisfied, waived as of the Closing Date.

                  4. By Seller. By Seller in writing if any of the conditions to the obligations of Seller herein contained shall not have been satisfied or, if unsatisfied, waived as of the Closing Date.

                  5. Closing Delayed. By Buyer or Seller in writing if the Closing shall not have occurred by April 15, 1997.

                  6. No Further Force or Effect. In the event of termination and abandonment of this Agreement pursuant to the provisions of Section 11.1, this Agreement shall be of no further force or effect, except for Sections 10.1, 10.2, 11.3, and the post-termination provisions of Section 7.5, which shall not be affected by termination of this Agreement.

                  7. Non-Refundable Deposit. In consideration of Seller's execution of the Letter of Intent dated March 3, 1997, and its Agreement to the "No Shop" Provision as provided in paragraph 13 therein, Buyer has provided Seller with a Non-Refundable Deposit of Fifty Thousand Dollars ($50,000.00). The Non-Refundable Deposit shall be applied against payment of the Base Price as provided in Section 2.2 of this Agreement. Buyer acknowledges and agrees that in consideration of and in reliance upon the Non-Refundable Deposit, Seller declined the opportunity to enter into a letter of intent with another prospective purchaser, and that whether or not the transaction contemplated by this Agreement closes, the Non-Refundable Deposit is, except in the event of Seller's material breach, Act of God, or Material Adverse Change in the Business or the Purchased Assets not reasonably foreseeable by Buyer, fully non-refundable and shall be deemed to be liquidated damages in full payment for Seller's costs, efforts, and lost business opportunities in connection with the Letter of Intent, this Agreement, and the transactions contemplated thereby.


XII.  MISCELLANEOUS

                  1. Expenses. Each party will bear its own legal, accounting and other costs incurred in connection with the transaction contemplated hereby.

                  2. Notices. All notices, requests or other communications hereunder shall be in writing, addressed to Seller or Buyer, at the following addresses:

(i)  If to Seller:                                         with copy to:

Mr.  Vernon Mules, Chairman                                William R. Waddell, Esquire
Doughtie's Foods, Inc.                                     McGuire, Woods, Battle and Boothe, L.L.P.
P.O. Box 7229                                              World Trade Center - Suite 9000
115 Chautauqua Avenue                                      101 West Main Street
Portsmouth, VA   23707                                     Norfolk, VA    23510-1655

Telephone (757) 399-6007                                   Telephone:    (757)  640-3700
                                                           Telecopier:   (757)  640-3701


(ii)  If to Buyer:                                         with copy to:

Mr. Bruce R. Biddle                                        Charles E. Payne, Esquire
824 Oldham Road                                            Payne, Gates, Farthing & Radd, P.C.
Virginia Beach, VA   23464                                 Attorneys and Counsellors at Law
                                                           Fifteenth Floor, Dominion Tower
Telephone:   (757) 487-5215                                999 Waterside Drive
                                                           Norfolk, VA 23510

                                                           Telephone:        (757) 640-1500
                                                           Telecopier:       (757) 627-6583

The address of either party may be changed by giving notice in writing at any time to the other party. Any notice to be given under this Agreement shall be deemed duly given if (i) delivered personally, (ii) sent by telecopy and acknowledged by recipient, (iii) delivered by overnight express, or (iv) sent by United States registered or certified mail, postage prepaid. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt (and, in the case of telecopy acknowledgment) by such party. Any notice that is addressed and mailed in the manner provided herein shall be conclusively presumed to have been given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after it is so placed in the mail.

                  3. Entire Agreement;  Modification and Waiver.  This Agreement
sets  forth  all  of  the  promises,  covenants,   agreements,   conditions  and
understandings   between  the  parties  hereto  and  supersedes  all  prior  and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written. This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof or any breach thereof may be waived only in writing signed by Sellers and Buyer, or in the case of a waiver, by the party waiving compliance. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement.

                  4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia.

                  5. Captions. The captions of the various Articles and Sections are for convenience of reference only and shall not affect the interpretation of the provisions hereof.

                  6. Successors and Assigns. This Agreement may not be assigned by any party except with the prior written consent of the other parties. This Agreement, and all of the terms, covenants and representations, or warranties and conditions hereof, shall be binding upon, and inure to the benefit and be enforceable by, the parties hereto and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer or shall confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  7. Survival. All covenants and agreements set forth in this Agreement, or any agreement furnished pursuant hereto, shall survive the Closing and any investigation made by or in behalf of any party hereto. All representations and warranties set forth in this Agreement, or any schedule or document furnished pursuant hereto, shall survive the Closing and any investigation made by or in behalf of any party hereto for a period of one year from the Closing Date; provided, however, that the representations and warranties in the first sentence of Section 4.3 shall survive indefinitely,
Section 4.12 shall survive until the statutes of limitations applicable to the matters covered by such Section have expired, running from the Closing Date.

                  8. Schedules and Certificates. All statements contained in any disclosure schedule, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement, and shall be deemed representations and warranties hereunder.

                  9. Facts "Known" to a Corporation. Whenever a representation or warranty is made herein as being "to the best of knowledge," "to the knowledge of," or "known" to a party, it is understood and agreed that an individual will be deemed to have "knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A party, person, or entity (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such party, person, or entity (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

                  10. Severability. If any provision or provisions of this Agreement or any portion of any provision hereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof and shall not affect the validity or effect of any other portion hereof.

                  11. Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed or caused this Agreement to be duly executed by their authorized officials as of the day and year first above written.

                                    DOUGHTIE'S FOODS, INC.

                                    By: /S/ Marion S. Whitfield
                                    ---------------------------

                                    Its: Senior Vice President


                                    /s/ Bruce R. Biddle
                                   ---------------------------


                                    /s/ Levis E. Cothran
                                   ---------------------------


                                    /s/ Vernon W. Mules
                                   ---------------------------


                                    /s/ Steve Houfek
                                   ---------------------------

SCHEDULES

1.1A     Purchased Assets
1.1B     Excluded Assets
1.2      Assumed Purchase Orders
2.3      Wholesale Prices for Finished Goods
4.3      Material Assets Not Conveyed
4.6      Contracts
4.8      Litigation
4.9A     Non-Compliance with Laws
4.9B     Material Permits
4.11     Taxes
4.12     Consents
4.17     Affiliates

EXHIBITS

A        Products
B        Promissory Note
C        Guaranty of Bruce Biddle
D        Product Supply Agreement
E        License Agreement
F        Doughtie's Noncompete Agreement
F1       Mules Noncompete Agreement
F2       Houfek Noncompete Agreement
G        Lease Agreement
H        Assumption Agreement
I        Assignment Agreement

                      EXHIBIT A TO ASSET PURCHASE AGREEMENT



"Products" means cooked roast beef, cooked and raw corn beef, cooked pastrami, cooked pot roast, cooked Philly shave steak, cooked meat loaf, cooked pork and beef marinated products, and sweet pickle corned beef, including without limitation, the products listed on the attached Manufacturing Inventory Value Report Count.